AMENDMENT NO. 1 TO THE FUND PARTICIPATION AGREEMENT

This Amendment, dated as of August 1, 2015 by and among Neuberger Berman Advisers Management Trust (“Trust”), Neuberger Berman Management LLC (“NBM”), Pacific Life Insurance Company and Pacific Life & Annuity Company (collectively, “Life Company”).

WHEREAS, the parties wish to update the list of currently available Portfolios of the Trust as set forth in Appendix A; and

WHEREAS, the parties wish to amend Appendix B to add one or more new Separate Accounts.

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties agree as follows:

1.	Appendix A of the Agreement is hereby deleted in its entirety and replaced with new Appendix A attached hereto.
2.	Appendix B of the Agreement is hereby deleted in its entirety and replaced with new Appendix B attached hereto.
3.	Trust may from time to time update Appendix A, with a copy to Life Company in due course, to add a new Portfolio, delete an inactive or terminated Portfolio, or reflect the change of name of a Portfolio. The establishment by Life Company of an account in any Portfolio, whether or not such Portfolio is yet reflected on an updated Appendix A, shall constitute the agreement by the Life Company to be bound by the provisions of this Agreement with respect to that Portfolio.
4.	Life Company may from time to time update Appendix B, with a copy to the Trust in due course, to add or remove a Separate Account.
5.	Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect.
6.	This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date specified above.

NEUBERGER BERMAN	NEUBERGER BERMAN
ADVISERS MANAGEMENT TRUST	MANAGEMENT LLC

By: /s/ Robert Conti	By: /s/ Robert Conti
Name: Robert Conti	Name: Robert Conti
Title: President and CEO	Title: President and CEO

PACIFIC LIFE INSURANCE COMPANY	PACIFIC LIFE & ANNUITY COMPANY

By: /s/ Anthony J. Dufault	By: /s/ Anthony J. Dufault
Name: Anthony J. Dufault	Name: Anthony J. Dufault
Title: Assistant Vice President	Title: Assistant Vice President

Attest: /s/ Brandon J. Cage	Attest: /s/ Brandon J. Cage
Name: Brandon J. Cage, Assistant Secretary	Name: Brandon J. Cage, Assistant Secretary

Appendix A

The currently available Portfolios of the Trust are:

AMT Absolute Return Multi-Manager Portfolio- Class S

AMT Balanced Portfolio- Class I

AMT Growth Portfolio- Class I

AMT Guardian Portfolio Class I

AMT Guardian Portfolio- Class S

AMT International Equity Portfolio- Class S

AMT Large Cap Value Portfolio- Class I

AMT Mid Cap Growth Portfolio- Class I

AMT Mid Cap Growth Portfolio- Class S

AMT Mid Cap Intrinsic Value Portfolio- Class I

AMT Mid Cap Intrinsic Value Portfolio- Class S

AMT Short Duration Bond Portfolio- Class I

AMT Small Cap Growth Portfolio- Class S

AMT Socially Responsive Portfolio- Class I

AMT Socially Responsive Portfolio- Class S

Appendix B

Separate Account A of Pacific Life Insurance Company

Pacific Select Variable Annuity Separate Account of Pacific Life Insurance Company

Pacific Select Exec Separate Account of Pacific Life Insurance Company

Pacific COLI Separate Account

Pacific COLI Separate Account II

Pacific COLI Separate Account III

Pacific COLI Separate Account IV

Pacific COLI Separate Account V

Pacific COLI Separate Account VI

Pacific COLI Separate Account X

Pacific COLI Separate Account XI

Separate Account I of Pacific Life Insurance Company

Separate Account A of Pacific Life & Annuity Company

Pacific Select Exec Separate Account of Pacific Life & Annuity Company

Separate Account I of Pacific Life & Annuity Company